EXHIBIT 32.2

CERTIFICATION

I, Joseph Scirocco, Chief Financial Officer, Executive Vice President and Treasurer of Tommy Hilfiger Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The quarterly report on Form 10-Q of the Company for the quarterly period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Report.

Date: February 9, 2006

/s/ Joseph Scirocco
Name:	Joseph Scirocco
Title:	Chief Financial Officer, Executive Vice President and Treasurer